UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2005

PlanetOut Inc.
(Exact name of registrant as specified in charter)

Delaware	000-50879	94-3391368
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1355 Sansome Street, San Francisco CA		94111
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (415) 834-6500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Outside Director Compensation Program
     On December 22, 2005, the Board of Directors of PlanetOut Inc. (the “Company”), to enhance the Company’s ability to retain and attract the services of qualified members of the Board, and upon the recommendation of the Company’s Compensation Committee, adopted a new compensation program for the Company’s non-employee directors (“Outside Directors”). Under the program, all of the Company’s current Outside Directors, other than Karen Magee, as well as future Outside Directors, will receive cash and equity compensation as follows:
Cash Compensation
     Outside Directors will receive quarterly cash payments of $3,000, as retainers, and a $1,000 payment for each all-day Board meeting attended in person. The Chairperson of the Audit Committee will receive an additional quarterly payment of $1,250 and the Chairpersons of the Compensation Committee and the Nominating and Corporate Governance Committee will each receive quarterly payments of $750. Further, effective as of the first business day of January 2007, and on the first business day of each January thereafter, each Outside Director who has attended 80% or more of all meetings of the Board and committees of the Board of which such Outside Director is a member held during his or her tenure as a Board member during the prior calendar year will receive a payment of $2,000.
Equity Compensation
     Effective as of the date of joining the Board, each future Outside Director will receive a grant of 6,000 shares of restricted common stock (“Restricted Shares”), which will vest quarterly over a three year period from the date of grant, with 1/12th of the Restricted Shares vesting on the first day after the date of grant on which the Company’s trading window opens pursuant to the Company’s Insider Trading Policy during each fiscal quarter, unless the trading window does not open during a quarter, in which case such Restricted Shares will vest on the last business day immediately preceding the 16th day of the last month of that quarter.
     Effective as of December 22, 2005, each current Outside Director, other than Karen Magee, will receive a grant of 13,500 non-statutory stock options, which will be 100% vested and exercisable on the date of grant. A total of 3,000 of the shares that may be acquired upon exercise of the options will initially be transferable, and the remaining 10,500 of such shares will initially be nontransferable (with certain exceptions for transfer upon death or qualified domestic relations orders). Such 10,500 shares will become transferable over a three year monthly schedule, such that 1/36th of such shares will become transferable each month following the date of grant.
     In addition, each Outside Director shall receive an automatic annual grant of 2,000 Restricted Shares on the date of the Company’s annual meeting of stockholders, which will vest quarterly over a one year period from the date of grant, with 1/4th of the Restricted Shares vesting on the first day after the date of grant on which the Company’s trading window opens pursuant to the Company’s Insider Trading Policy during each fiscal quarter, unless the trading window does not open during a quarter, in which case such Restricted Shares will vest on the last business day immediately preceding the 16th day of the last month of that quarter.
Option Acceleration Program
     On December 22, 2005, the Board of Directors of the Company, upon the recommendation of the Company’s Compensation Committee and Audit Committee, approved the accelerated vesting of all previously granted and outstanding stock options held by current employees, directors and consultants, except for options granted on or prior to December 31, 2003 (“Options”). All shares that may be acquired upon exercise of Options that had not vested prior to December 22, 2005 and are held by Company officers or directors will initially be nontransferable (with certain exceptions for transfer upon death or qualified domestic relations orders) but will become transferable at the time and in the amount that they would have vested under the original option grant (generally 1/4th on the first anniversary of grant and 1/48th per month thereafter over a four year vesting period). All shares that may be acquired upon exercise of Options that were granted after June 30, 2005 will initially be nontransferable (with certain exceptions for transfer upon death or qualified domestic relations orders) but will become transferable at the time and in the amount that they would have vested under the original option grant (generally 1/4th on the first anniversary of grant and 1/48th per month thereafter over a four year vesting period).
     The Company accelerated the vesting of the Options in anticipation of the impact of Statement of Financial Accounting Standard No. 123R (“SFAS 123R”), Share-Based Payment. SFAS 123R will require the recognition of compensation expense related to unvested stock options for fiscal years beginning after December 15, 2005. The primary purpose of the acceleration of vesting was to minimize the amount of compensation expense recognized in relation to the options in future periods following the adoption by the Company of SFAS 123R. In addition, because a significant portion of these Options have exercise prices in excess of current market values and are not fully achieving their original objectives of incentive compensation and employee retention, the Company believes that the acceleration may have a positive effect on employee morale and retention.
     Without the acceleration, the Company estimates that pre-tax charges under SFAS 123R relating to these Options would have been $2.8 million, of which $1.8 million and $0.8 million would have been recognized in fiscal 2006 and 2007 respectively.
     Options to purchase approximately 0.7 million shares of the Company’s common stock became immediately exercisable on December 22, 2005 as a result of the acceleration. These options have exercise prices varying from $1.10 to $13.60 per share and a weighted average exercise price per share of $8.91. No changes were made to the exercise price of any Option.
CEO Compensation Adjustment
     On December 22, 2005, the Company’s Compensation Committee approved a 5% increase in the annual salary of Lowell Selvin, the Company’s Chairman and Chief Executive Officer, from $298,000 to $313,000, with an effective date of October 1, 2005 (Mr. Selvin’s annual salary review date). The Board also approved the grant to Mr. Selvin of non-statutory options to purchase a total of 20,000 shares of the Company’s Common Stock. Such options will initially be 100% vested and exercisable on the date of grant. Shares acquired upon exercise of the options will initially be nontransferable (with certain exceptions for transfer upon death or qualified domestic relations orders), with 1/4th of such Shares to become transferable on the first anniversary of grant, and 1/48th of such shares to become transferable each month thereafter.
Restricted Stock Purchase Agreement
     The Company has adopted a revised form of Restricted Stock Purchase Agreement.
     A summary of the Outside Director Compensation Program, Option Acceleration Program and CEO Compensation Adjustment, and a form of restricted stock purchase agreement are filed as exhibits hereto and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
99.1	Summary of Outside Director Compensation Program, Option
Acceleration Program and CEO Compensation Adjustment
99.2	Form of Restricted Stock Purchase Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PlanetOut Inc.
Date: December 23, 2005	By:	/s/ Jeffrey T. Soukup
Jeffrey T. Soukup
Chief Operating Officer, Acting Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Description
99.1	Summary of Outside Director Compensation Program, Option Acceleration Program and CEO Compensation Adjustment
99.2	Form of Restricted Stock Purchase Agreement